Exhibit 16

June 17, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 2501 E. Enterprise Ave, Suite 300 P.O. Box 1097 Appleton, WI 54912-1097 T 920.968.6700 F 920.968.6719 www.GrantThornton.com

Re: Sonic Foundry, Inc.

File No. 000-30407

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sonic Foundry, Inc. dated June 17, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd